EXHIBIT 5


                                                 August 2, 1999



Board of Directors
Providence Energy Corporation
100 Weybosset Street
Providence, RI  02903

Ladies and Gentlemen:

         We have acted as counsel to Providence Energy Corporation, a Rhode Island corporation ("PEC"), in connection with the preparation and filing of the Registration Statement of PEC on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 100,000 shares of common stock, par value $1.00 per share (the "Common Stock") of PEC to be issued pursuant to the Providence Energy Corporation Voluntary Investment Plan (the "Plan").

         In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, PEC's Articles of Incorporation, as amended, PEC's By-laws, as amended, and such other instruments as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

         Based on and subject to the foregoing, we are of the opinion that the shares of Common Stock which may be issued under the Plan and registered pursuant to the Registration Statement have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name and opinion in and as an exhibit to the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be used or relied upon or furnished to any other person for any reason. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations thereunder.

                                               Very truly yours,

                                               s/ Hinckley, Allen &Snyder LLP

                                               HINCKLEY, ALLEN & SNYDER LLP